Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2019 Long Term Incentive Plan of Stabilis Energy, Inc., of our report dated March 29, 2019, with respect to the consolidated financial statements of Stabilis Energy, LLC and Subsidiaries, appearing in Registration Statement No. 333-233704, as amended, filed with the Securities and Exchange Commission.
/s/ Ham, Langston & Brezina, L.L.P.
Houston, Texas
December 13, 2019